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                                  Exhibit 23.1

              Consent of Independent Certified Public Accountants

   As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 14, 2000 (except with respect to the matter discussed in Note 18 as to which the date is March 17, 2000) included in SBA Communication Corporation's Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.

  /s/ Arthur Andersen LLP

West Palm Beach, Florida

November 2, 2000